                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 VAN ECK FUNDS
               (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date filed:

                                 VAN ECK FUNDS
                          EMERGING MARKETS GROWTH FUND

                    99 PARK AVENUE, NEW YORK, NEW YORK 10016
                  (212) 687-5200  .  TOLL FREE (800) 826-2333
              ___________________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 10, 1998
              ___________________________________________________


     A SPECIAL MEETING OF SHAREHOLDERS OF VAN ECK FUNDS (the "Trust"), including its series, EMERGING MARKETS GROWTH FUND (the "Fund"), will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New York on Tuesday, November 10, 1998 at 8:00 A.M., New York Time, for the following purposes:

     1. To consider and vote upon a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and

     2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 22, 1998 are entitled to notice of, and to vote at the Special Meeting.

                                    By order of the Board of Trustees,

                                    THOMAS H. ELWOOD,
                                    Secretary


October 4, 1998

     ______________________________________________________________________

            WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT,
             PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                            AND RETURN IT PROMPTLY.
     ______________________________________________________________________

                                 VAN ECK FUNDS
                   99 PARK AVENUE,  NEW YORK, NEW YORK  10016
                   (212) 687-5200 . TOLL FREE (800) 826-2333
                             __________________________________________________

                                PROXY STATEMENT
                        Special Meeting of Shareholders
                               NOVEMBER 10, 1998
              ___________________________________________________

     This Proxy Statement is furnished to shareholders of the Emerging Markets Growth Fund (the "Fund"), a series of the Van Eck Funds (the "Trust"), in connection with the solicitation by the Trust's Board of Trustees of proxies to be used at a Special Meeting of Shareholders of the Trust (the "Special Meeting") to be held at the offices of the Trust, 99 Park Avenue, 8th floor, New York, New York on Tuesday, November 10, 1998 at 8:00 A.M., New York Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised or by voting in person at the Special Meeting. The cost of soliciting proxies will be borne by Van Eck Associates Corporation, the Fund's adviser (the "Adviser"). In addition to solicitation by mail, some of the officers of the Trust and/or employees of the Adviser, without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about October 8, 1998.

     Only shareholders of record at the close of business on September 22, 1998 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

     Each proxy will be voted in accordance with the shareholder's instruction with respect to the proposal to approve a Plan of Liquidation and Dissolution pursuant to which the Trust's assets will be liquidated, known liabilities satisfied and the remaining proceeds distributed to shareholders (the "Plan"). If a signed proxy is returned with no instruction indicated, the proxy will be voted FOR approval of the Plan. In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitations of proxies by the Trust. If the Trust proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

     As of September 22, 1998, there were outstanding _______________ shares of beneficial interest of the Fund. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. As of such date, the following persons were known to the Trust to own of record or beneficially more than 5% of the outstanding shares of the Fund:

                                   [5% owner]

     A proxy that is properly executed by a client and returned to his or her broker, which holds Fund shares for the client in its own name, and that is accompanied by the client's instructions to withhold authority to vote with respect to the liquidation proposal, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on the particular matter with respect to which the broker or nominee does not have discretionary power). The shares represented thereby will be considered not to be present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business for that proposal and will be deemed not cast with respect to such proposal. Also, a properly executed and returned proxy marked with an abstention will be considered present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. However, abstentions and broker "non-votes" have the effect of a negative vote on matters which require approval by a requisite percentage of the outstanding shares.

                                 PROPOSAL NO. 1
                              APPROVAL OF THE PLAN

     The Fund, which began operations on December 30, 1996, seeks long-term capital appreciation by investing primarily in equity securities in emerging markets around the world.

     The Board of Trustees of the Trust, at a meeting held on September 15, 1998, decided that it would be in the best interests of the Fund and its shareholders to liquidate the Fund at this time and distribute the proceeds to shareholders. The Adviser has been voluntarily absorbing expenses exceeding 1% of average daily net assets. The Adviser cannot reasonably be expected to subsidize the operations of the Fund and without continued subsidization, the Fund's expense ratio would exceed that of many other funds with similar investment objectives. This would have an adverse impact on the Fund's performance. As a result, the Fund's current asset base would decline and the Fund's expense ratio would rise as certain fixed costs would be spread over a shrinking asset base. Expenses were reduced by $127,603, under this Agreement. The Adviser has indicated that it was not prepared to continue this Agreement. As a result, the Board of Trustees determined that, given this fact and other circumstances, the Fund could not continue to operate with a competitive expense ratio.

DESCRIPTION OF THE PLAN

     Pursuant to the Plan, as soon as practicable following shareholder approval, which is currently expected to occur on or about November 10, 1998 (the "Distribution Date"), the Trust will redeem the shares held in the Emerging Markets Growth Fund, satisfy the Fund's known obligations and distribute the Liquidation Value (as hereafter defined) to shareholders. Promptly thereafter the officers of the Trust will take all necessary and appropriate action to effect a complete statutory dissolution of the Fund. The Trust anticipates the Liquidation Value will be paid in cash. A copy of the Plan is attached as Exhibit A.

     After payment of expenses, the cash and any other assets will be distributed to shareholders as soon as practicable. The Adviser has agreed to absorb the unamortized organizational expenses of the Trust outstanding on the Distribution Date. The Fund is absorbing the expenses associated with effecting the transactions contemplated by the Plan, which are estimated to be approximately $______________.

Each share of the Fund will entitle the holder to receive cash or other assets equal to the per share net asset value of the Fund at the time of liquidation. For tax purposes, upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss equal to the difference between (i) the amount of the Liquidation Value and (ii) the shareholder's adjusted tax basis in shares of the Fund. Such gain or loss will be treated as a long-term, mid-term or short-term capital gain or loss depending upon the period of time the shares were held by the shareholder prior to liquidation. Under federal tax laws, distributions on shares held for more than 18 months will result in a long-term capital gain or loss, distributions on shares held for more than one year but not more than 18 months will result in a mid-term capital gain or loss and distributions on shares held for one year or less will result in a short-term capital gain or loss. All shareholders are urged to seek independent advice regarding the possible federal, state and/or foreign income tax consequences of the proposed liquidation as applied to the shareholder's own circumstances.

A shareholder holding Fund shares as part of a retirement account should complete a transfer of assets to another retirement plan in advance of the liquidation (or within 60 days thereafter) to avoid possible IRS penalties for premature distribution.

     The Liquidation Value will be determined in the same manner as the Fund's net asset value is determined on a daily basis. "Liquidation Value" means, as of the Distribution Date, the aggregate value of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund.

The Fund's distributor has agreed not to charge the Contingent Deferred Sales Charge on Class B shares and the Contingent Deferred Redemption Charge on Class C shares upon liquidation and dissolution of the Fund.

     Shareholders may redeem their shares at net asset value on any business day prior to the Distribution Date. Shareholders are directed to the section "Purchase and Sale of Shares" in the Fund's prospectus for more information on redemptions. No shareholder will have any dissenter's rights or right of appraisal with the liquidation and dissolution of the Fund.

REQUIRED VOTE

     Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund as defined in the Investment Company Act of 1940, as amended (the "Act"). This means an affirmative vote of the lesser of (1) more than 50% of the outstanding voting shares or (2) 67% or more of the shares of the Fund present at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

                                                        EXHIBIT A
                                                        ---------

                      PLAN OF LIQUIDATION AND DISSOLUTION


     PLAN OF LIQUIDATION AND DISSOLUTION dated as of September 15, 1998 adopted by Van Eck Funds, a Massachusetts business trust (the "Trust"), which consists of the series, Emerging Markets Growth Fund (the "Fund").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Fund shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Trust and its shareholders, all as hereinafter set forth in this Plan; and

     WHEREAS, the Trustee of the Trust, including a majority of the Trustees who are not interested persons, have determined that the liquidation and dissolution of the Fund as contemplated by this Plan is in the best interests of the Fund.

     NOW, THEREFORE, the Trustees hereby declare the following Plan:

1.   AUTHORIZATION OF TRUSTEES AND OFFICERS.  The Board of Trustees and officers
     --------------------------------------
of the Trust are hereby authorized and directed to wind up the affairs of the Fund, subject to the requirements of Section 10 of this Plan.

2.    LIQUIDATION OF ASSETS.  The assets of the Fund shall be liquidated at such
      ---------------------
prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders.

3.   INVESTMENTS PENDING LIQUIDATION.  To the extent feasible, the Fund shall
     -------------------------------
take a defensive position pending liquidation with a view to facilitating an orderly liquidation of the Fund's portfolio.

4.   EXPENSES. Van Eck Associates Corporation ("VEAC") will bear the unamortized
     --------
organizational expenses of the Fund outstanding on the Distribution Date. The Fund will bear all expenses of the Trust associated with effecting the transactions contemplated by this Plan except the costs involved in disposing of the Fund's portfolio securities.

5.   SALES OF SHARES. Effective September 30, 1998, the Fund shall accept no
     ---------------
orders for shares from any new investor, nor shall the Fund sell additional shares to any existing shareholder, except as a result of dividends and capital gain distributions paid in additional shares to shareholders of record in the manner set forth in the Fund's current prospectus.

6.   LIQUIDATION.  Subject to the requirements of Section 10 of this Plan, as
     -----------
soon as practicable after the consummation of the sale or distribution of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the officers of the Trust shall determine the Liquidation Value (as such term is hereinafter defined) of the Fund's shares (the date of such determination shall be referred to herein as the "Distribution Date"). The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date, (i) the aggregate value of all of the assets of the Trust, less (ii) the sum of the aggregate amount of all of the liabilities of the Fund, divided by (iii) the total number of issued and outstanding shares of the Fund. The Board of Trustees may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Fund, which amount, if any, shall be deducted pro rata from the Liquidation Value. The Fund's distributor has agreed not to charge the Contingent Deferred Sales Charge on Class B shares and the Contingent Deferred Redemption Charge on Class C shares upon liquidation and dissolution of the Fund.

7.   LIQUIDATING FUND.  In the event the Trust is unable to distribute all its
     ----------------
assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Trust may create, at the expense of such shareholders, a liquidating fund with a financial institution and deposit therein any remaining assets of the Fund for the benefit of the shareholders that cannot be located.

8.   DISSOLUTION.  As soon as practicable after the distribution of all of the
     -----------
Fund's assets in complete liquidation, the officers of the Trust will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Commonwealth of Massachusetts and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Fund. As soon as practicable after the complete statutory dissolution of the Fund, the officers of the Trust will file or cause to be filed with the Securities and Exchange Commission and any state in which the Fund's shares were sold, any and all documents and instruments necessary to terminate the registration of the Fund and its business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Trust will cease to exist and no shareholder will have any interest whatsoever in the Trust.

9.   REDEMPTION PROCEDURES.  Shares of the Fund may be redeemed at any time.
     ---------------------
Shares may be redeemed by writing to DST Systems, Inc., the Fund's transfer agent, through the shareholder's Broker or Agent (although they may charge a fee for their services) or, if the shareholder has so elected, by contacting DST by telephone. Redemptions of the Fund will be accepted up to the business day prior to the Liquidation Date. Upon the approval by shareholders of the Plan of Liquidation and Dissolution, the Fund will waive the Contingent Deferred Sales Charge on Class B shares and the Contingent Deferred Redemption Charge on Class C shares for exchanges and redemptions placed on or after that date. See also "Redemption of Shares" and "Exchange Privilege" in the Prospectus for more information.

10.  DISSENTERS' RIGHTS.  No shareholder shall have any dissenters' right or
     ------------------
right of appraisal in connection with the liquidation and dissolution of the Fund.

11.  SHAREHOLDER APPROVAL.  Approval of this Plan is to be determined by the
     --------------------
vote of a majority of the outstanding shares of the Fund as defined in the Investment Company Act of 1940, as amended (the "Act"). This means an affirmative vote of the lesser of (1) more than 50% of the outstanding voting shares of the Fund or (2) 67% or more of the shares of the Fund present at the Special Meeting if holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy.

     IN WITNESS WHEREOF, the Trustees have caused this Plan to be executed as of the date first set forth above by their duly authorized representatives.


                                   VAN ECK FUNDS

Attest:

/s/ Thomas H. Elwood               /s/  John C. van Eck
-------------------------------    ------------------------------------
    Thomas H. Elwood, Secretary         John C. van Eck, President

PROXY CARD                                                         PROXY CARD

                                 VAN ECK FUNDS
                          EMERGING MARKETS GROWTH FUND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 10, 1998


The undersigned shareholder of EMERGING MARKETS GROWTH FUND (the "Fund"), a series of VAN ECK FUNDS (the "Trust"), having received Notice of the Special Meeting of Shareholders of the Trust to be held on Tuesday, November 10, 1998 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Barbara Allen and Thomas Elwood and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Trust which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, on Tuesday, November 10, 1998, at 8:00 A.M., New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.


                                    Dated: _____________________, 1998



                                    ________________________________
                                    Signature of Shareholder


                                    ________________________________
                                    Signature of Co-Owner

                                    For joint accounts, all co-owners must sign.
                                    Executors, administrators, trustees, etc.
                                    should so indicate when signing.



           THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                   ---
         THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED BELOW
                 OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.
                    ---

                                    PROPOSAL

1. To approve a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.


               FOR _________  AGAINST _________ ABSTAIN _________


                                 [PROXY CARD]


     PLEASE MARK YOUR PROXY, DATE AND SIGN IT AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.